REVOLVING PROMISSORY NOTE

$1,500,000.00 Pineville, North Carolina October 1, 2017

Promise to Pay. For value received **Manufactured Housing Properties, Inc.**, a Nevada corporation ("Borrower"), promises to pay to the order of **Raymond M. Gee**, an individual ("Lender"), at his offices in at 136 Main Street, Pineville, North Carolina 28134, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time, in legal and lawful money of the United States of America without interest until the Maturity Date.

Payment Terms. The outstanding principal balance of this Revolving Note shall be due and payable on the Maturity Date. Unless its maturity is sooner accelerated as set forth herein, this Revolving Note will mature on September 30, 2022 (the "Maturity Date"), at which time all unpaid sums then owing will be payable in full, without interest.

This Revolving Note may be prepaid in whole or in part at any time without premium or penalty.

Revolving Credit. Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid balance of this Revolving Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Revolving Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrowers may borrow, repay, and reborrow hereunder.

Payments. Unless otherwise agreed to in writing or otherwise required by applicable law, payments will be applied first to any unpaid accrued post-maturity interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges, and other charges; provided, however, upon delinquency or other Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs, and other charges, in such order and manner as the holder of this Revolving Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Revolving Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Revolving Note shall designate in writing to Borrower. If any payment of principal of or interest on this Revolving Note shall become due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Revolving Note.

Interest on Past Due Amounts and Default Interest. Notwithstanding anything herein to the contrary, (i) while any Event of Default (as defined below) is outstanding, ((ii) upon acceleration of the maturity hereof following an uncured Event of Default, or (iii) at the Maturity Date, all principal of this Revolving Note shall, at the option of Lender, bear interest at the Maximum Rate until paid. As used herein, "Maximum Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Revolving Note.

Events of Default. The occurrence at any time of any of the following events or the existence of any of the following conditions shall collectively be called "Events of Default" or singly called an "Event of Default":

(a) Failure to make punctual payment when due of any sums owing on this Revolving Note; or

(b) Borrower makes an assignment for the benefit of creditors or admits in writing his inability to pay its debts as they become due and payable, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer seeking or not contesting the material allegations of a petition filed against Borrower in any such proceeding; or

(c) Borrower seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower.

Remedies. Upon an Event of Default, and Borrower's failure to timely cure such default following any notice, cure, or grace period offered by Lender, at its option, the entire indebtedness evidenced hereby, as well as all other liabilities of Borrower to Lender, shall be matured without further notice, and Lender may exercise any or all of the rights and remedies available to it to collect such indebtedness. The failure of Lender to exercise its option to accelerate the maturity of this Revolving Note shall not constitute a waiver of its right to exercise the same at any other time.

Waiver. Borrower waives the marshaling of assets, demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of default, notice of intent to accelerate maturity, and notice of the acceleration. Borrower agrees to all renewals and extensions of this Revolving Note, with or without notice, before or after maturity.

Collection Costs. If this Revolving Note is placed in the hands of attorneys for collection, if suit is filed hereon, if this Revolving Note is collected through bankruptcy proceedings (including any proceeding, federal or state, for the relief of debtors), or if Lender becomes a party either as plaintiff or defendant in any legal proceeding in relation to the property securing payment of this Revolving Note, Borrower agrees to pay additionally to Lender reasonable attorneys fees and collection costs.

Miscellaneous. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY, THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. THIS INSTRUMENT IS MADE AND IS PERFORMABLE IN PINEVILLE, MECKLENBURG COUNTY, NORTH CAROLINA, AND IN THE EVENT OF A DISPUTE INVOLVING THIS REVOLVING NOTE OR ANY OTHER INSTRUMENT EXECUTED IN CONNECTION HEREWITH, BORROWER IRREVOCABLY AGREED THAT VENUE FOR SUCH DISPUTES SHALL BE IN ANY COURT OF COMPETENT JURISDICTION IN MECKLENBURG COUNTY, NORTH CAROLINA.

Waiver of Jury Trial. BORROWERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY DOCUMENT PERTAINING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS,

OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Time is of the essence of this Revolving Note.

This Revolving Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

This Revolving Note and all the covenants, promises, and agreements contained herein are binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors, and assigns.

Section headings or captions are for convenience only and are not to be used in interpreting the provisions of this Revolving Note.

Executed and delivered to Lender in Pineville, North Carolina, on the date stated above.

MANUFACTURED HOUSING PROPERTIES, INC.

By: ______________________________

Michael Z. Anise
Treasurer and Chief Financial Officer